Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of June 24, 2020, is entered into by and between AdaptHealth Corp., a Delaware corporation (the “Company”), and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (the “Holder”).

RECITALS:

A.            The Holder owns 17,179,888 shares (the “Owned Common Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and warrants (the “Warrants”) to purchase an additional 2,474,314 shares of Class A Common Stock, in each case, which are held of record as of the date hereof set forth on Schedule A hereto.

B.            As an inducement to the Holder’s willingness to enter into the Voting Agreement (as defined in the Letter Agreement (as defined below)), the Holder and the Company entered into a letter agreement, dated as of May 25, 2020 (the “Letter Agreement”), pursuant to which the Holder and the Company agreed, among other things, to negotiate and enter into an agreement that provides for the exchange of the Owned Common Shares other than a number of Owned Common Shares equal to 4.5% of the outstanding shares of Class A Common Stock as of the date of the closing of such exchange, and after giving effect to the Exchange (as defined below), for shares of a newly-designated class of the Company’s preferred stock.

C.            The board of directors of the Company (the “Board of Directors”) has authorized the creation of a new series of preferred stock denominated as Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) with the preferences, rights and limitations described in the Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”).

D.            As contemplated by the Letter Agreement, pursuant to this Agreement (and subject to the terms and conditions hereof), the Holder will exchange 15,810,547 of the Owned Common Shares (the “Exchanged Common Shares”) for an aggregate of 158,105.47 shares (the “Preferred Shares”) of Series B-1 Preferred Stock, which Preferred Shares shall be convertible from time to time by the holder thereof into shares of Class A Common Stock (the “Conversion Shares”) in accordance with the Certificate of Designation.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I.
exchange; closing

Section 1.01.     Exchange. Upon the terms, and subject to the satisfaction (or waiver) of the conditions set forth in Article IV, at the Closing, the Holder and the Company hereby agree to exchange the Exchanged Common Shares for Preferred Shares (the “Exchange”).

Section 1.02.     Closing and Settlement.

(a)            Subject to the satisfaction (or waiver) of the conditions set forth in Article IV, the closing of the Exchange (the “Closing”) shall occur on the date hereof. At the Closing,

(i)            the Holder shall deliver or cause to be delivered to the Company the Exchanged Common Shares to the Company, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim, limitation or restriction thereto (collectively, “Liens”) other than Permitted Liens (as defined below); and

(ii)            (A) the Company shall issue to the Holder or its designee the Preferred Shares, and (B) the Company shall deliver to the Holder (or its designee) stock certificates, duly executed on behalf of the Company, representing the Preferred Shares. In addition to any contractual restrictions or lock-up agreements to which such Holder may be a party, the Preferred Shares will be subject to the same restrictions on transferability, if any, as the Conversion Shares.

(b)            Effective as of the date of the Closing (the “Closing Date”), (i) the Holder shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of the Preferred Shares entitled to exercise all rights (including conversion rights) as a holder thereof and (ii) the Exchanged Common Shares shall be deemed cancelled and retired, in each case, without any further action by any party.

(c)            Effective upon the Closing, the Holder shall, automatically and irrevocably, without any further action by any party, surrender all voting rights in respect of the Exchanged Common Shares (but not, for the avoidance of doubt, any other Owned Common Shares, any Conversion Shares that are issued following the Closing upon conversion of any Preferred Shares or other securities held by the Holder as of the Closing Date). From and after the Closing, (i) the Holder shall not vote, and shall not be entitled to vote, any of the Exchanged Common Shares at any meeting of stockholders, or in connection with any written consent of stockholders, with respect to any matter and (ii) the Exchanged Common Shares shall not be considered present or entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs following the Closing (including for purposes of determining the presence or absence of a quorum or the minimum vote required to approve any matter) regardless of whether the record date in respect of such meeting or written consent preceded the date of this Agreement. Other than as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 29, 2020 with respect to the Company’s annual meeting of stockholders (the “2020 Annual Meeting”), the Company acknowledges and confirms that it has not set a record date for any special meeting or any other meeting of stockholders (or for purposes of determining stockholders entitled to consent to any matter in writing), and covenants and agrees to use its commercially reasonable efforts to re-set the record date for the 2020 Annual Meeting for a date that occurs after the Closing Date.

Section 1.03.     Existing Agreements.

(a)            Notwithstanding anything to the contrary contained herein, the Preferred Shares issued in the Exchange, and the Conversion Shares issuable upon the conversion thereof, shall be entitled to the rights, privileges and benefits, and shall remain subject to the limitations, applicable to the Exchanged Common Shares pursuant to the Registration Rights Agreement (as defined below), as amended by the RRA Amendment (as defined below). The Company acknowledges and agrees that the Registration Statement (as defined in the Registration Rights Agreement) previously filed with, and declared effective by, the SEC, covering the resale of (among other shares) the Exchanged Common Shares will cover the resale by the Holder of the Conversion Shares, and that the Company will take such actions, including filing supplements to the prospectus included in such Registration Statement, as shall be necessary to ensure that such Registration Statement remains effective and available for the resale of the Conversion Shares (for the avoidance of doubt, in addition to the Retained Shares) in accordance with (and without limiting the Company’s obligations under) the Registration Rights Agreement (as amended by the RRA Amendment). Without limiting the foregoing, the Company agrees to file with the SEC such a prospectus supplement on or before 8:00 a.m. (New York City time) on June 29, 2020.

(b)            Consistent with the Subscription Agreement (as defined below), the Holder acknowledges that, during the period commencing on the Closing Date and ending on August 8, 2020, the Holder (i) will not Transfer (as defined in the Subscription Agreement), (ii) make any short sale of, grant any option for the purchase of, or (iii) enter into any hedging or similar transaction with the same economic effect as a Transfer with respect to, a number of Retained Shares, Preferred Shares and Conversion Shares in excess of the Nine-Month Permitted Transfer Amount. “Nine-Month Permitted Transfer Amount” means an aggregate number of Retained Shares, Conversion Shares and Preferred Shares (on an “as converted” basis, without giving effect to the 4.9% Cap) equal to 7,179,888 shares of Class A Common Stock (subject to appropriate adjustment for any subdivision of outstanding shares of Class A Common Stock (by any stock split, stock dividend, recapitalization or otherwise), combination of outstanding shares of Common Stock (by consolidation, combination, reverse stock split or otherwise), reclassification or other similar transaction of such character that outstanding shares of Class A Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares).

Article II.

REPRESENTATIONS AND WARRANTIES

Section 2.01.     Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

(a)            Incorporation and Authority. The Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Holder has all requisite corporate or other applicable organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, and (ii) own, lease and operate its properties and carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to adversely affect the Holder’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. The execution and delivery by the Holder of this Agreement and the RRA Amendment and the consummation by the Holder of the transactions contemplated by this Agreement and the RRA Amendment have been duly authorized by all requisite corporate or other similar organizational action on the part of the Holder. This Agreement has been, and the RRA Amendment will be, duly executed and delivered by the Holder. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes, and the RRA Amendment will constitute, the legal, valid and binding obligation of the Holder, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)            Non-Contravention.

(i)            Neither the execution, delivery and performance by the Holder of this Agreement or the RRA Amendment, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Holder with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Holder under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Holder is a party or by which it may be bound, or to which the Holder or any of the properties or assets of the Holder may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Holder or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Holder’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(ii)            Other than filings with the SEC which may be required under Section 16, Section 13(d) or Section 13(f) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) on the part of the Holder and other persons that may be deemed to beneficially own the Exchanged Common Shares or the Preferred Shares, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity (as defined below), nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Holder of the transactions contemplated by this Agreement.

(c)            Ownership of the Exchanged Common Shares. The Holder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Exchanged Common Shares free and clear of all Liens, other than Permitted Liens. The record holder of the Exchanged Common Shares, which are held of record as of the date hereof as set forth on Schedule A hereto, and Warrants to purchase an additional 2,474,314 shares of Class A Common Stock. Except pursuant to this Agreement and the Voting Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Holder is a party relating to the pledge, disposition or voting of any of the Exchanged Common Shares with respect to or otherwise affecting the matters covered herein and there are no voting trusts or voting agreements with respect to the Exchanged Common Shares with respect to or otherwise affecting the matters covered herein. Upon delivery of the Exchanged Common Shares to the Company, the Holder will convey, or cause to be conveyed, to the Company good, valid and marketable title to the Exchanged Common Shares, free and clear of all Liens other than Permitted Liens.

(d)            Securities Law Matters.

(i)            The Holder acknowledges that the Preferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities Laws. The Holder (A) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and of making an informed investment decision, (B) is an institutional “accredited investor” (as that term is defined by Rule 501 of the Securities Act) or is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (C) can bear the economic risk of (x) an investment in the Preferred Shares indefinitely and (y) a total loss in respect of such investment.

(ii)            The Holder acknowledges and agrees that the Holder has had the opportunity to review the all forms, reports, prospectuses, proxy statements and documents (together with all amendments thereof and supplements thereto) required to be filed by it with the SEC since February 15, 2018 and the Holder has received such information as it deems necessary in order to make an investment decision with respect to the Preferred Shares. The Holder represents and agrees that the Holder and the Holder’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Holder and the Holder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Preferred Shares. Notwithstanding anything to the contrary contained herein, neither any such review nor any due diligence investigation conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or otherwise affect the Holder’s right to rely on the representations, warranties and covenants of the Company contained in this Agreement.

(iii)            The Holder understands that the Preferred Shares are being issued to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions.

(e)            Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Holder.

Section 2.02.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date of this Agreement and as of the Closing Date as follows:

(a)            Incorporation and Authority.

(i)             The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or other applicable organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, the Certificate of Designation, the RRA Amendment and each other agreement, document, instrument, schedule or certificate contemplated by this Agreement to be executed by the Company in connection with or as a condition to the Holder’s obligation to consummate the transactions contemplated hereunder (the “Ancillary Documents”), and (ii) own, lease and operate its properties and carry on its business as presently conducted, and the Company is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below).

(ii)            The execution and delivery by the Company of this Agreement and each Ancillary Document, and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Documents have been duly authorized by all requisite corporate or other similar organizational action on the part of the Company. Without limiting the foregoing, no stockholder approval is required in connection with the execution and delivery of this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby (including the issuance of the Preferred Shares and all of the Conversion Shares issuable upon conversion thereof), including any stockholder approval that would be necessary to remain in compliance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) or required under the rules and regulations of the SEC or the General Corporation Law of the State of Delaware. This Agreement has been, and each Ancillary Document will be, duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes, and each of the Ancillary Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(iii)           Neither the execution and delivery by the Company of this Agreement and each Ancillary Document, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of the Company, (b) conflict with or violate any Law applicable to the Company or by which any of its properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any lien on any of the assets or properties of the Company, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of this Agreement and the issuance (directly or indirectly) of Preferred Shares and the Conversion Shares is not, and will not be, subject to, or trigger, any preemptive rights, rights of first refusal, rights of first offer, notice rights, approval/consent rights, voting rights, review rights or similar rights of any third party and will not trigger any price reset or anti-dilution rights. No consent or approval of OEP AHCO Investment Holdings, LLC, One Equity Partners VII, L.P. or any of their respective Affiliates is necessary for the consummation of the transaction contemplated by this Agreement and the Ancillary Documents in accordance with the terms hereof and thereof, except to the extent that such consent has already been obtained and has not been revoked.

(iv)            Except for the filing of the Announcing Form 8-K (as defined below), compliance with any applicable state securities or blue sky laws, the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and the filings required by the Registration Rights Agreement, no consent or approval of, or filing or registration with, any Governmental Entity is necessary for the execution, delivery and performance by the Company of this Agreement or the Ancillary Documents, other than such other consents, approvals, filings or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole.

(b)            Sale of Securities. Based in part on the Holder’s representations in Section 2.01, the exchange of the Preferred Shares for the Conversion Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge (as defined below) of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Preferred Shares or the Conversion Shares, and neither the Company nor, to the Knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Preferred Shares under this Agreement or the Conversion Shares under the Certificate of Designation to be integrated with prior offerings by the Company, and the Company covenants and agrees that, following the date hereof, it will not take any action or steps that would cause the offering or issuance of the Preferred Shares under this Agreement or the Conversion Shares under the Certificate of Designation to be integrated with other offerings, in each case, for purposes of (i) the Securities Act that would result in any applicable exemption from registration under the Securities Act not being available for the offer, sale or issuance of the Preferred Shares or the Conversion Shares or (ii) the stockholder approval provisions of Nasdaq. Neither the Company nor any other person acting on its behalf has paid any commission or remuneration that would render the exemption from registration under Section 3(a)(9) under the Securities Act unavailable in connection with the issuance of the Preferred Shares or any Conversion Shares. The Company acknowledges and agrees that, for purposes of Rule 144 under the Securities Act, to the Company’s knowledge, the Holder’s holding period for the Preferred Shares and any Conversion Shares shall be deemed to have commenced on the date the Holder acquired the Exchanged Common Shares from the Company or an affiliate of the Company.

(c)            Shares. The Preferred Shares to be delivered to the Holder hereunder and the Conversion Shares have been duly authorized and, when issued pursuant to this Agreement or the Certificate of Designation, as applicable, shall be validly issued, fully paid and non-assessable and not subject to pre-emptive rights created by statute, the Amended and Restated Bylaws of the Company (as amended or modified from time to time prior to the date hereof, the “Bylaws”) or the Second Amended and Restated Certificate of Incorporation of the Company (as amended or modified from time to time prior to the date hereof, the “Certificate of Incorporation”) or any contract to which the Company is a party or is otherwise bound. As of the Closing Date, the Company shall have the right, authority and power to sell, assign and transfer the Preferred Shares and any Conversion Shares to the Holder. Upon delivery of such Preferred Shares and any Conversion Shares to the Holder, the Holder shall acquire good, valid and marketable title to the Preferred Shares or Conversion Shares, as applicable, free and clear of all Lien, other than Permitted Liens. The Company has reserved from its duly authorized capital stock 15,810,547 shares of Class A Common Stock for issuance hereafter upon conversion of the Preferred Shares.

(d)            Capitalization.

(i)            The total number of shares of all classes of capital stock which the Company is authorized to issue is 250,000,000 shares, which consists of (a) 245,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), which Common Stock consists of (i) 210,000,000 shares of Class A Common Stock and (ii) 35,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 185,000 shares of Preferred Stock are authorized as Series B-1 Preferred Stock. As of the close of business on June 15, 2020 (the “Capitalization Date”), there were 46,217,170 shares of Class A Common Stock outstanding, 28,508,750 shares of Class B Common Stock outstanding and no shares of Preferred Stock outstanding. As of the close of business on the Capitalization Date, (i) 2,905,179 shares of Class A Common Stock remained available for issuance pursuant to the AdaptHealth Corp. 2019 Stock Incentive Plan (the “Stock Plan”), (ii) options to purchase 3,464,001 shares of Class A Common Stock (“Company Stock Options”) pursuant to the Stock Plan were outstanding, (iii) 1,572,203 unvested shares of Class A Common Stock granted pursuant to the Stock Plan were outstanding (together with the Company Stock Options, the “Company Stock Awards”), (iv)  1,000,000 shares of Class A Common Stock remained available for issuance pursuant to the AdaptHealth 2019 Employee Stock Purchase Plan and (v) public and private Warrants to acquire 7,946,237 shares of Class A Common Stock were outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Preferred Stock have been issued other than shares of Common Stock issued in respect of the exercise of Company Stock Options or grant or payment of Company Stock Awards in the ordinary course of business. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect.

(ii)            No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company Stock Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options or Company Stock Awards, (ii) for the Warrants and (iii) as set forth in Section 2.02(d)(i), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase, sale or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(e)            Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates.

(f)            Anti-Takeover Provisions. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any “control share acquisition”, “interested stockholder”, “business combination”, “fair price”, “moratorium”, or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the Laws of the State of Delaware which is applicable to the Holder as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents in the manner contemplated hereby and thereby, including, without limitation, the Company’s issuance of the Preferred Shares and the Conversion Shares and the Holder’s ownership of the Preferred Shares and the Conversion Shares.

(g)            Investment Company Status. Neither the Company nor any of its subsidiaries in an “investment company,” and, to the Company’s Knowledge, neither the Company nor any of its subsidiaries is a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(h)            Certificate of Designation. The Series B-1 Certificate of Designation has been filed with the Secretary of State of the State of Delaware, has become effective and has not have been rescinded or revoked.

Article III.
COVENANTS

Section 3.01.     Reservation of Shares. On and after the date hereof, the Company shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Conversion Shares pursuant to the Certificate of Designation (without regard to the 4.9% Cap (as defined in the Certificate of Designation)).

Section 3.02.     Certain Stockholders’ Rights Plans. At any time that any Preferred Shares or Conversion Shares remain outstanding, the Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Holder unless the Company has excluded the Holder from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of the Holder’s beneficial ownership of Preferred Stock or Common Stock owned as of the date any such agreement or plan is adopted by the Company.

Section 3.03.     Blue Sky Filings. The Company shall make all filings, if any, under applicable securities or “Blue Sky” Laws of the states of the United States as shall be necessary in connection with the offering and sale of the Preferred Shares and the Conversion Shares.

Section 3.04.     Listing. At or prior to the Closing, the Company shall use its reasonable efforts to cause Nasdaq to have completed its review of a “Listing of Additional Shares Notification Form” for listing of the Conversion Shares on the Nasdaq Capital Market (“Nasdaq CM”). From time to time following the Closing Date, in the event the number of Conversion Shares into which the Preferred Shares are convertible increases under the Certificate of Designation, the Company shall, as necessary to maintain the listing of the Conversion Shares, apply to cause the number of Conversion Shares issuable upon conversion of the then outstanding Preferred Shares to be listed on the Nasdaq CM.

Section 3.05.     Disclosure. On or prior to June 26, 2020, the Company shall file with the SEC one or more Forms 8-K describing the terms of the transactions contemplated by this Agreement and the Ancillary Documents, and including as exhibits to such Form(s) 8-K this Agreement, the form of Series B-1 Certificate of Designation and the form of RRA Amendment, without redaction (including all schedules, exhibits, appendices hereto and thereto) (such Form or Forms 8-K, collectively, the “Announcing Form 8-K”).

Section 3.06.     Undertaking.  The Holder undertakes that it will only sell or otherwise transfer the Conversion Shares pursuant to either registration under the Securities Act or an exemption therefrom, and that if the Conversion Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.  The Company acknowledges and agrees that the foregoing undertaking constitutes the Undertaking (as defined in the Certificate of Designation) and that no additional Undertaking by or on behalf of the Holder shall be required (i) to satisfy clause (A) of the definition of “Unrestricted Conditions” under the Certificate of Designation or (ii) for purposes of Section 6(d)(iii) of the Certificate of Designation so long as this Undertaking remains in effect.

Article IV.
CONDITIONS PRECEDENT.

Section 4.01.     Conditions to the Company’s and Holder’s Obligations. The obligations of the Holder, on the one hand, and the Company, on the other hand, to consummate the Exchange and effect the Closing are subject to the satisfaction at the Closing of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

Section 4.02.     Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)            The Holder shall have delivered to the Company at the Closing the deliverables set forth in Section 1.02(a)(i); and

(b)            The representations and warranties of the Holder contained in Section 2.01 shall be true and correct as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay the Holder’s ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby, and the Holder shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

Section 4.03.     Conditions to the Holder’s Obligations. The obligation of the Holder to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)            The Company shall have delivered to the Holder at the Closing the deliverables set forth in Section 1.02(a)(ii);

(b)            The representations and warranties of the Company contained in Section 2.02 (disregarding all qualifications as to materiality set forth therein) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date;

(c)            The Company shall have delivered to the Holder a copy of the Certificate of Designations that has been filed with the Secretary of State of the State of Delaware;

(d)            The Holder (or their counsel) shall have received customary legal opinions from Willkie Farr & Gallagher LLP, as counsel to the Company, containing the opinions substantially in the form set forth in Schedule B;

(e)            Nasdaq shall have completed its review of a “Listing of Additional Shares Notification Form” for listing of the Conversion Shares on the Nasdaq Capital Market; and

(f)            The Registration Rights Agreement shall have been amended as set forth in Exhibit B (the “RRA Amendment”), and the Holder shall have received evidence reasonably satisfactory to the Holder that RRA Amendment shall have been adopted by the Company and the holders of a majority of the Registrable Securities (as defined in the Registration Rights Agreement).

Article V.
MISCELLANEOUS

Section 5.01.     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written (including the Letter Agreement), among the Holder and the Company with respect to the subject matter hereof.

Section 5.02.     Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.03.     Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Holder or the Company shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that the Holder may assign its rights hereunder to any Related Fund and/or to any assignee or transferee of Preferred Shares or Conversion Shares; provided, that no such assignment shall relieve the Holder of its obligations hereunder. “Related Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Holder.

Section 5.04.     Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.05.     Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 5.06.     Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement (including to effectuate the surrender of voting rights as contemplated by Section 1.02(c)).

Section 5.07.     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.08.     Reserved.

Section 5.09.     Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.11 shall be deemed effective service of process on such party.

Section 5.10.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11.     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Holder:

c/o Deerfield Management Company L.P.
780 Third Avenue, 37th Floor
New York, NY 10017
Attn:     David J. Clark
Email:    dclark@deerfield.com

with a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Attn:     Mark D. Wood, Esq.
Email:    mark.wood@katten.com

If to the Company:

AdaptHealth Corp.

220 West Germantown Pike Suite 250

Plymouth Meeting, PA 19462
Attention: General Counsel

E-mail: cjoyce@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Steven J. Gartner

   Michael E. Brandt

   Danielle Scalzo

E-mail: sgartner@willkie.com

      mbrandt@willkie.com

      dscalzo@willkie.com
Facsimile: 212-728-9962

Section 5.12.     Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)            the word “or” is not exclusive;

(b)            the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)            the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d)            “beneficial owner,” “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person or entity’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

(e)            the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Pennsylvania generally are authorized or required by Law or other governmental action to close; and

(f)            the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(g)            “Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person. Without limiting the foregoing, with respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder shall be deemed an Affiliate of such Holder.

(h)            “Company Material Adverse Effect” means any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, (a) a materially adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole; provided, however, that none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect, or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably likely to occur: any adverse effect arising out of, resulting from or attributable to (i) (A) the economy generally or credit, currency, oil, financial, banking, securities, capital markets or financial markets generally (including any decline in the price of any security, commodity or market index), including changes in interest or exchange rates, and (B) changes or conditions generally affecting the industry or markets in which the Company participates, (ii) any changes or prospective changes in applicable Law, GAAP, or the enforcement or interpretation thereof after the date hereof or any action required to be taken under any Law by which the Company or any of its subsidiaries (or any of their respective assets or properties) is bound, (iii) any international or national political, regulatory or social conditions, hostilities, cyber-attack, act of war, sabotage, terrorism, declaration of national emergency or military actions, or any escalation or worsening of any such hostilities, cyber-attack, act of war, sabotage, terrorism, declaration of national emergency or military actions, (iv) the failure of the Company to meet or achieve the results set forth in any internal budget, plan, projection or forecast; provided that this clause (iv) will not prevent a determination that any change, effect or other cause underlying such failure to meet budgets, plans, projections or forecasts has resulted in or contributed to a Company Material Adverse Effect, (v) actions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Holder, (vi) the negotiation or execution of this Agreement or any other Ancillary Document or announcement, pendency or consummation of this Agreement or the transactions contemplated hereby or thereby or the identity, nature or ownership of the Holder, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with any of its or their business relations or employees, (vii) epidemics, pandemics or disease or virus outbreaks (including the COVID-19 virus) or (viii) hurricanes, earthquakes, tsunamis, tornados, mudslides, floods or other natural disasters, weather conditions, explosions or fires or other force majeure events or acts of God, whether or not caused by any person, or any national or international calamity or crisis; provided that the matters described in clauses (i), (iii) and (viii) shall be included and taken into account in the term “Company Material Adverse Effect” to the extent any such matter has a disproportionate adverse impact on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole, relative to the other participants in the industries in which they operate; and (b) a material impairment on or material delay in the ability of the Company to perform its material obligations under this Agreement or any Ancillary Document or to consummate the transactions contemplated by this Agreement and/or the Ancillary Documents.

(i)            “Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including the SEC and any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization (including Nasdaq).

(j)            “Knowledge of the Company” means the actual knowledge after reasonable inquiry of one or more of Luke McGee, Joshua Parnes, Christopher Joyce, Wendy Russalesi, Gregg Holst, John Gentile, Shaw Rietkerk or Andy Palan.

(k)            “Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, code, treaty, constitution, regulation, judgment, order, writ, injunction, ruling, decree, administrative interpretation or agency requirement of any Governmental Entity.

(l)            “Permitted Liens” means (i) Liens arising under this Agreement, the Registration Rights Agreement, the Voting Agreement, the Subscription Agreement or any other agreement to which the Company is a party, (ii) Liens imposed by the Company and (iii) restrictions on transfer arising under applicable securities laws.

(m)            “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of November 8, 2019, by and among AdaptHealth Holdings LLC and certain other parties thereto, as amended.

(n)            “Retained Shares” means the 1,369,341 Owned Common Shares that are not being exchanged for Preferred Shares hereunder.

(o)            “Subscription Agreement” means the Amended and Restated Subscription Agreement, dated October 15, 2019, by and between the Holder and the Company (without expanding, limiting or otherwise modifying any provision thereof).

Section 5.13.     Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.14.     Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.15.     No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

Section 5.16.     Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

[The remainder of this page is intentionally left blank—signature pages follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

ADAPTHEALTH CORP.

By:	/s/ Luke McGee
Name:	Luke McGee
Title:	Chief Executive Officer

[Signature page to Exchange Agreement]

HOLDER:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt III, L.P., its General Partner
By: J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature page to Exchange Agreement]